UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

November 23, 2009
Date of Report (Date of earliest event reported)

Commission File Number: 0-51414

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada, United States
(State or other jurisdiction of incorporation or organization)

98-0417780
(I.R.S. Employer ID Number)

6800 West Loop South, Suite 415, Bellaire, Texas 77401
(Address of principal executive offices) (Zip code)

(713) 528-1881
(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 23, 2009, Lucas Energy, Inc. (the “Company”) entered into a Promissory Note with a private investor (“Lender”) pursuant to which the Lender loaned to the Company an aggregate principal amount of $740,000 (the “Note”). The Note matures on November 20, 2010 and bears a fixed 5% per annum interest rate payable on maturity. The Company may repay the Note and accrued interest without penalty at any time prior to maturity. The Note is secured by certain oil and gas leases that the Company recently acquired in Wilson County, Texas. Funds received pursuant under the Note will be used by the Company for general working capital purposes and to fund capital expenditure requirements.

     The foregoing description of the Note is qualified in its entirety by reference to the Note attached hereto as Exhibit 10.12 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

     The text set forth in Item 1.01 regarding the terms and conditions of the Note is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c)	Exhibits.
	10.12	Promissory Note executed November 23, 2009 between Lucas Energy, Inc. and Nordic Oil USA I LLLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2009

LUCAS ENERGY, INC.

/s/ Don L. Sytsma

Don L. Sytsma
Chief Financial Officer